                                                                   EXHIBIT 10.17

                        CONFIDENTIAL TREATMENT REQUESTED

         Confidential Portions Of This Agreement Which Have Been Redacted Are Marked With Brackets ("[****]"). The Omitted Material Has Been Filed Separately With The Securities And Exchange Commission.




      ---------------------------------------------------------------------


                                   PONSTEL(R)

                            ASSET PURCHASE AGREEMENT




                                     between




                             WARNER-LAMBERT COMPANY



                                       and




                    FIRST HORIZON PHARMACEUTICAL CORPORATION




                           Dated as of April 10, 2000



      ---------------------------------------------------------------------

         This ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of April 10, 2000, by and among WARNER-LAMBERT COMPANY, a Delaware corporation with offices at 201 Tabor Road, Morris Plains, New Jersey 07950 ("Warner-Lambert") and FIRST HORIZON PHARMACEUTICAL CORPORATION, a Delaware corporation with offices at 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076 ("Horizon").

                                    RECITALS

          WHEREAS, Warner-Lambert is engaged in the business of manufacturing and selling pharmaceutical products and owns certain rights related to the product listed on Exhibit A hereto (the "Product"); and

          WHEREAS, the parties hereto intend that Warner-Lambert shall sell to Horizon, and Horizon shall purchase from Warner-Lambert, certain assets related to the Product upon the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound, the parties do hereby agree as follows:


                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

         1.1 SALE OF ASSETS. Pursuant to the terms and conditions set forth in this Agreement, Warner-Lambert agrees to sell, convey, assign, grant, transfer and deliver to Horizon, and Horizon agrees to purchase, acquire and receive from Warner-Lambert on April 14, 2000 or such other date as the parties agree upon in writing (the "Closing Date"), Warner-Lambert's entire interest in all of the following assets related to the Product (collectively, the "Assets") in the United States and Puerto Rico (the "Territory"):

                  1.1.1 Inventory. The inventories of finished Product (including samples) owned by Warner-Lambert on the Closing Date and held for use in the Territory as specified on Exhibit 1.1.1 hereto (the "Inventory"); provided, that the expiration date for such Inventory of finished Product is at least twelve (12) months after the Closing Date. Inventory purchased by Horizon hereunder shall be delivered to Horizon as soon as practicable after Closing but in any event no later than fifteen (15) days thereafter;

                  1.1.2 Trademarks. All the rights in the Territory to the trademarks listed on Exhibit 1.1.2 hereto (the "Trademarks");

                  1.1.3 Registrations. All regulatory approvals and applications for regulatory approval for the Product in the Territory (including the NDA for the Product) held by Warner-Lambert or its Affiliates (defined below) (collectively, the "Registrations") set forth on Exhibit 1.1.3; provided, however, that Warner-Lambert retains such rights under the Registrations, if any, as may be required for Warner-Lambert to manufacture, have manufactured, sell, market, distribute or use the Product outside the Territory. Warner-Lambert shall deliver such Registrations to Horizon as soon as practicable after Closing but in any event no later than forty-five (45) days thereafter. As used herein: the term "Affiliate" shall mean (i) any company or entity, more than fifty percent (50%) of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party; (ii) any company, entity or person which owns or controls, directly or indirectly, more than fifty percent (50%) of the voting stock or participating profit interest of a party and (iii) any company, entity or person which is under common control with a party hereto and the term "common control" means a third party has direct or indirect ownership of fifty percent (50%) or more of the voting stock or participating profit interest of both the other company or entity and the party to this Agreement; and "NDA" means the new drug application for the Product set forth in Exhibit 1.1.3;

                  1.1.4 Information and Know-How. All technical information (including the master batch record, analytical methods including validation protocol, and the drug master file), know-how, market research results, and the like specifically relating to the manufacture, packaging, testing, development, distribution, marketing, use or sale of the Product (including the raw materials used in the manufacture thereof) in the Territory owned or possessed by Warner-Lambert on the Closing Date (collectively, the "Information"). The Information, to the extent such Information has not previously been provided to Horizon, shall be transferred as soon as practicable after the Closing Date, but in any event no later than sixty (60) days thereafter;

                  1.1.5 Managed Care Agreements. To the extent their assignment in part is permitted under the terms thereof or by the other party thereto, all Managed Care Agreements (as hereinafter defined), to which Warner-Lambert is a party and which are utilized in connection with the sale of the Product by Warner-Lambert in the Territory; and

                  1.1.6 Goodwill. All goodwill associated with the Product in the Territory other than goodwill associated with any trademark. trade name, service mark, service name, slogan or logo used by Warner-Lambert prior to the date hereof and not transferred to Horizon pursuant to this Agreement or any of the other operative agreements which are necessary to completely sell, convey, assign, grant, transfer and deliver the Assets to Horizon.

         1.2 EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, the following assets of Warner-Lambert (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

                  1.2.1 Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of indebtedness and rights to receive payments arising out of sales of the Product prior to the Closing Date, including any rights of Warner-Lambert with respect to any third party collection procedures or any contract or any other actions which have accrued prior to the Closing Date in connection with the manufacture, sale or use of any Product;

                  1.2.2 Litigation Claims. Any rights (including indemnification), claims and recoveries under litigation of Warner-Lambert or its Affiliates against third parties arising out of or relating to events occurring prior to the Closing Date;

                  1.2.3 Excluded Contract Rights. The rights of Warner-Lambert or any of its Affiliates in, to and under all contracts of any nature, the obligations of Warner-Lambert or any of its Affiliates under which are not expressly assumed by Horizon herein; and

                  1.2.4 Excluded Intellectual Property. Warner-Lambert shall retain the right and title to any Intellectual Property (as defined herein) and Information utilized in connection with the manufacture, packaging, testing, development, distribution, marketing, use or sale of the Product outside of the Territory and of any of Warner-Lambert's or its Affiliates' products, other than the Product, including, but not limited to, those that are also used by Warner-Lambert on the Product, such as the Parke-Davis trademark, logo and designs. As used herein "Intellectual Property" means, with respect to the Product, all of the following without limitation and whether registered, issued, pending or in a draft form: all patents, trademarks and trademark rights, service marks and service mark rights, service names and service name rights, brand names, logos, slogans, trade secrets, trade dress, processes, designs, methodologies, technical information and know-how, in each case relating to the manufacture, packaging, development, testing, distribution, marketing, use or sale of such Product.

         1.3 ASSUMED LIABILITIES. Horizon shall assume and agrees to pay, perform and discharge when due the following liabilities and obligations of Warner-Lambert arising in connection with the Product (the "Assumed Liabilities"):

                  1.3.1 Returns. All liabilities and obligations with respect to (i) the returned units of the Product, from and after the date that is six
(6) months after the Closing Date and (ii) the returned units of the Product during the first six (6) months following the Closing Date to the extent such returns exceed 4.6% of the gross sales of the Product in the Territory in the first six (6) months immediately preceding the Closing Date;

                  1.3.2 Rebates and Chargebacks. All liabilities and obligations arising from (i) all rebates to state Medicaid and other state and local governmental programs and to pharmacy benefit management companies, health plans, insurance companies, mail service pharmacies and other health care providers based upon the utilization of the Product (collectively, "Rebates") and (ii) all credits, chargebacks, reimbursements, administrative fees and other payments to wholesalers and other distributors, group purchasing organizations, insurers and other institutions (collectively, "Chargebacks") , occurring in the third calendar quarter of 2000 and thereafter, subject to the Rebate and Chargeback Reimbursement (defined below) to be paid to Horizon by Warner-Lambert, provided, however, that Horizon shall not be liable for any Chargebacks or Rebates occurring in the first and second calendar quarters of 2000. For purposes of this Section 1.3.2, Rebates shall be deemed to have occurred in the calendar quarter in which the pharmacy or other applicable entity is reimbursed by Medicaid or other applicable entity and Chargebacks shall be deemed to have occurred in the calendar quarter in which the wholesaler or other applicable entity ships the Product that results in the chargeback. As used herein, "Rebate and Chargeback Reimbursement" shall mean an amount equal to the product of (i) the Rebates and Chargebacks occurring in the third calendar quarter of 2000 and (ii) a fraction, the denominator of which is 92 and the numerator of which is the number of days elapsed in the second quarter through the Closing Date. To the extent that Warner-Lambert is unable to assign any agreement of Warner-Lambert for the payment of Rebates and Chargebacks ("Managed Care Agreements")to Horizon with respect to the Product, Horizon agrees to reimburse Warner-Lambert for the amount of such Rebates and Chargebacks under the Managed Care Agreements paid by Warner-Lambert within thirty (30) days after receipt by Horizon of a written invoice from Warner-Lambert for same;

                  1.3.3 Registrations. All liabilities and obligations with respect to the Registrations arising or incurred from and after the Closing Date, provided, however, with respect to the NDA establishment fee, Horizon shall only be responsible for such fees which are incurred in connection with the period beginning with the first full calendar year following the expiration or earlier termination of the Supply Agreement (as defined herein);

                  1.3.4 Recalls. From and after the Closing Date, all liabilities, obligations and responsibilities relating to voluntary and involuntary recalls of Product sold by Horizon after the Closing Date, except to the extent that such recall is for a failure of the Inventory to meet the product specifications set forth in the NDA as such specifications exist on the date hereof (the "Specifications"), where such failure is due solely to the actions or omissions of Warner-Lambert;

                  1.3.5 Product Liability. From and after the Closing Date, all liabilities, obligations and responsibilities relating to product liability claims or threatened claims relating to Product sold by Horizon after the Closing Date, other than product liability that results from a failure of the Inventory to meet the Specifications, where such failure is due solely to the actions or omissions of Warner-Lambert;

                  1.3.6 Research and Development. All liabilities, obligations and responsibilities for any research and development conducted by Horizon and relating to the Product after the Closing Date; and

                  1.3.7 Product Regulatory Obligations. All liabilities, obligations and responsibilities undertaken by Horizon pursuant to Section 5.4.

         1.4 RETAINED LIABILITIES. Except for the Assumed Liabilities, Horizon shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any liabilities, debts or obligations of Warner-Lambert of any kind, character or description whatsoever (the "Retained Liabilities").


                                    ARTICLE 2

                      CONSIDERATION FOR TRANSFER OF ASSETS

         2.1 PURCHASE PRICE. (a) Subject to the terms and conditions of this Agreement, in consideration for the sale and transfer of the Assets, Horizon shall pay to Warner-Lambert (i) a non-refundable payment of Nine Million Five Hundred Thousand Dollars ($9,500,000) payable to Warner-Lambert on the Closing Date, (ii) Three Million Five Hundred Thousand Dollars ($3,500,000) payable to Warner-Lambert on the earliest of (A) three (3) Business Days following signing of a definitive asset purchase agreement by Warner-Lambert and a party other than Horizon regarding Warner-Lambert's Cognex business, (B) three
(3) Business Days following the date on which Horizon notifies Warner-Lambert that it does not intend to purchase Warner-Lambert's Cognex business, (C) June 1, 2000, in the event that Horizon has not purchased Warner-Lambert's Cognex business by such date, other than due to a delay in receiving clearance from the Federal Trade Commission to proceed with the purchase of the Cognex business,
(D) three (3) Business Days following the date on which a definitive agreement between Horizon and Warner-Lambert for the Cognex Business is terminated, (E) three (3) Business Days following the date of the initial public offering of Horizon or (F) November 30, 2000, as evidenced by an interest-free promissory note in the form of Exhibit 2.4.2 and (iii) an amount equal to the value of the Inventory transferred to Horizon pursuant to the terms of this Agreement based on the Closing Inventory Value (as defined below) payable to Warner-Lambert within thirty (30) days after the Closing Date. The amounts set forth in Section 2.1 (a)(i), (ii) and (iii) are hereinafter referred to collectively as the "Purchase Price". As used herein, "Business Day" means a day during which banks are generally open for business in New York and "Closing Inventory Value" means the value of the Inventory (including samples) as of the Closing Date based on Warner-Lambert's calculation of the standard cost of the Product.

         (b) All payments under this Section shall be made by wire transfer or other immediately available funds to an account indicated by Warner-Lambert.

         2.2 ALLOCATION. The parties agree to allocate the portion of the Purchase Price paid pursuant to Sections 2.1(a)(i) and 2.1(a)(ii) among the Assets (other than Inventory) purchased hereunder. The allocation of the Purchase Price to Inventory shall be the amount calculated as Closing Inventory Value in accordance with Section 2.1(a)(iii).

         2.3 CLOSING. The Closing shall take place at 11:00 a.m. EDT at 201 Tabor Road, Morris Plains, New Jersey on the Closing Date or at such time and place as the parties hereto may otherwise mutually agree.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 LEGAL AUTHORITY. Each party represents and warrants that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

         3.2 NO CONFLICTS. Each party represents and warrants that it is not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its Articles of Incorporation, By-Laws or other organizational documents, which in any way limits or conflicts with its ability to fulfill any of its obligations set forth herein.

         3.3 TITLE TO ASSETS. Warner-Lambert hereby represents and warrants that to its knowledge: (i) it or its Affiliates has good and marketable title to the Assets, free and clear of all liens; (ii) no sublicenses have been granted to any third party with respect to the Assets; and (iii) there are no adverse claims of ownership to the Assets.

         3.4 INTELLECTUAL PROPERTY RIGHTS. Warner-Lambert hereby represents and warrants that, to its knowledge without any inquiry of third parties, there are no patents, trademarks, trade names or copyrights or any other proprietary rights of any third person which would be infringed by the manufacture, use or sale of the Product in the Territory.

         3.5 INVENTORY. The Inventory will be of salable quality, will meet the Specifications, have been manufactured in accordance with current good manufacturing practices and other applicable law.

         3.6 LITIGATION. (a) Warner-Lambert hereby represents and warrants that, to its knowledge, there is no litigation, action, suit, inquiry, investigation, arbitration or other proceeding pending or threatened against Warner-Lambert or its Affiliates specifically with respect to the Product, the Assets or Warner-Lambert's right and ability to consummate the transaction contemplated by this Agreement, nor does Warner-Lambert know of any basis for any such proceedings, investigations or inquiries.

         (b) Horizon hereby represents and warrants that, to its knowledge, there is no litigation, action, suit, inquiry, investigation, arbitration or other proceeding pending or threatened against Horizon with respect to its right and ability to consummate the transactions contemplated by this Agreement.

         3.7 CONSENTS AND APPROVALS. Warner-Lambert and Horizon each hereby represents and warrants that it has obtained all third party consents and government approvals, if any, required in connection with the assignment and assumption of the Assets to and by Horizon. Notwithstanding the foregoing, the parties acknowledge that transfer of the NDAs will not be completed until receipt and acceptance by the United States Food and Drug Administration ("FDA") of the Warner-Lambert Assignment Letters and the Horizon Assumption Letters.

         3.8 HORIZON'S REPRESENTATION AND WARRANTY REGARDING THE PRODUCT. Horizon represents and warrants that it and its Affiliates have not manufactured, used or sold the Product anywhere worldwide or used the Trademarks anywhere worldwide prior to the Closing Date. Horizon hereby acknowledges that it has been afforded the opportunity to conduct due diligence with respect to the Product and to secure such information from Warner-Lambert with respect to the Product as it deems necessary to evaluate the merits of entering into the transactions contemplated in this Agreement.

         3.9 NO BROKERAGE FEE. Each party represents and warrants that no broker, financial advisor or other person or entity is entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby.

         3.10 MANAGED CARE AGREEMENTS. Warner-Lambert represents and warrants that the agreements of Warner-Lambert with the customers listed on
Exhibit 3.10 hereto are all the Managed Care Agreements as of April 10, 2000. Also set forth on Exhibit 3.10 are the rebate and/or discount terms with respect to each such Managed Care Agreement as of April 10, 2000. Warner-Lambert shall deliver a revised Exhibit 3.10 at the Closing listing all the Managed Care Agreements as of the Closing Date. Each party will use its best efforts to notify the customers set forth on Exhibit 3.10 that the Product has been transferred to Horizon within three (3) Business Days after the Closing Date. Promptly after the Closing Date, but in no event later than ten (10) Business Days following the Closing Date, Warner-Lambert shall, subject to the required consent of the applicable customer, assign all Managed Care Agreements existing on the Closing Date and shall notify Horizon on a regular basis regarding each such consent and assignment; provided, however, that with respect to those Managed Care Agreements that Warner-Lambert is unable to assign, Warner-Lambert shall fulfill all its obligations under each such Managed Care Agreement until its expiration (it being understood and agreed that Horizon has an obligation to reimburse Warner-Lambert for Rebates and Chargebacks with respect to the Managed Care Agreements pursuant to Section 1.3.2 hereof).

         3.11 REGISTRATIONS. Warner-Lambert hereby represents and warrants that, to its knowledge, (i) the Registrations are in good standing and (ii) there is no pending or threatened action by the FDA which will have a material adverse effect on the Registrations. Warner-Lambert has paid the NDA maintenance fee for the Product for the year 2000. It is understood and agreed by the parties that if USP publishes a monograph covering the Product, the Product may not meet the new USP specifications. Under those circumstances, the Product must be labeled accordingly.

         3.12 CERTAIN FINANCIAL INFORMATION. Warner-Lambert represents and warrants that certain 1999 financial information provided to Horizon as of December 31, 1999, specifically, the gross sales, net sales, standard cost of goods and gross profit of the Product in the Territory were based upon the information contained in the books and records of Warner-Lambert and, as such, are accurate in all material respects. As used herein, "net sales" shall mean the aggregate sales of Warner-Lambert and its Affiliates of Product to unaffiliated third parties in the Territory (but not including sales between Warner-Lambert and its Affiliates) less (i) bad debts related to the Product, and (ii) sales returns and allowances, including, without limitation, trade, quantity and cash discounts and any other adjustments, including, but not limited to, those granted on account of price adjustments, billing errors, rejected goods, damaged goods, recalls, returns, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, freight and insurance charges billed to the customers, customs or excise duties, sales tax and other taxes (except income taxes) or duties relating to sales, and any payment in respect of sales to any governmental or regulatory authority in respect of any Federal or state Medicaid, Medicare or similar program, all as determined in a manner consistent with the books and records of Warner-Lambert.

         3.13 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, WARNER-LAMBERT DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE PRODUCTS, INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING, HORIZON ACKNOWLEDGES THAT WARNER-LAMBERT HAS MADE NO REPRESENTATION OR WARRANTY AS TO THE ABILITY TO MANUFACTURE OR SELL ANY OF THE PRODUCTS IN ACCORDANCE WITH APPLICABLE LAW.


                                    ARTICLE 4

                                 INDEMNIFICATION


         4.1 INDEMNIFICATION BY WARNER-LAMBERT. Warner-Lambert shall indemnify, defend and hold harmless Horizon against any loss, expense, liability or other damages, including reasonable costs of investigation, interest, penalties and attorneys' fees (collectively, "Losses") incurred by Horizon, its Affiliates or any of their respective officers, directors, agents or employees (collectively, the "Horizon Group") to the extent relating to or resulting from
(a) any inaccuracy of a representation or breach of a warranty made by Warner-Lambert in this Agreement or (b) the Retained Liabilities; provided, however, that Warner-Lambert will have no obligations under this Section for Losses to the extent that they are caused by (i) any inaccuracy of a representation or breach of a warranty made by Horizon in this Agreement or (ii) the gross negligence or willful misconduct of any member of the Horizon Group. Horizon hereby agrees that Warner-Lambert's liability under this Agreement from whatever cause, whether pursuant to this Section or any other cause arising under this Agreement, is limited to the amounts paid by Horizon to Warner-Lambert pursuant to Section 2.1 as of the date of determination of such liability, provided, however, that the limitation on liability contained in this sentence shall not apply to a failure of the Inventory to meet the Specifications, where such failure was due solely to the actions or omissions of Warner-Lambert. Furthermore, the parties agree that in no event will Warner-Lambert be liable to Horizon hereunder for special, consequential, indirect, punitive or similar damages.

         4.2 INDEMNIFICATION BY HORIZON. Horizon shall indemnify, defend and hold harmless Warner-Lambert against any Losses incurred by Warner-Lambert, its Affiliates or any of their respective officers, directors, agents or employees (collectively, the "Warner Group") relating to or resulting from (a) any inaccuracy of a representation or breach of a warranty made by Horizon in this Agreement; (b) any liabilities, obligations, commitments of, or claims against any member of the Warner Group based on the manufacture, use or sale of the Product in the Territory or use of the Trademarks or the Registrations in the Territory, on and after the Closing Date; and (c) the Assumed Liabilities; provided, however, that Horizon will have no obligations under this Section for Losses to the extent that they are caused by (a) any inaccuracy of a representation or breach of a warranty made by Warner-Lambert in this Agreement or (b) the gross negligence or willful misconduct of any member of the Warner Group. Furthermore, the parties agree that in no event will Horizon be liable to Warner-Lambert hereunder for special, consequential, indirect, punitive or similar damages.

         4.3 INDEMNIFICATION PROCEDURES. In any case under this Agreement where one party has indemnified the other against any claim or legal action, indemnification will be conditioned on compliance with the procedure outlined below. Provided that prompt notice is given of any claim or suit for which indemnification might be claimed, the indemnifying party promptly will defend, contest or otherwise protect against any such claim or suit (including by way of settlement and release) at its own cost and expense. The indemnified party may, but will not be obligated to, participate at its own expense in a defense thereof by counsel of its own choosing, but the indemnifying party will be entitled to control the defense unless the indemnified party has relieved the indemnifying party from liability with respect to the particular matter. If the indemnifying party fails timely to defend, contest or otherwise protect against any such claim or suit, the indemnified party may, but will not be obligated to, defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and recover the entire costs thereof from the indemnifying party, including reasonable attorneys fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof; provided, however, that if the indemnifying party undertakes the timely defense of such matter, the indemnified party will not be entitled to recover from the indemnifying party its costs incurred in the defense thereof. The indemnified party will cooperate and provide such assistance as the indemnifying party may reasonably request in connection with the defense of the matter subject to indemnification.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

         5.1 TERRITORIAL RESTRICTION. Horizon shall not directly or indirectly sell the Product outside the Territory at any time. Horizon will use its commercially reasonable efforts to prevent the Product from being resold for use or sale outside the Territory. Warner-Lambert shall not directly or indirectly sell the Product in the Territory at any time after the Closing Date. Warner-Lambert will use its commercially reasonable efforts to prevent the Product from being resold for use or sale in the Territory. The restrictions set forth in this Section 5.1 shall survive indefinitely.

         5.2 USE OF WARNER-LAMBERT NAME. (a) Horizon shall not use the name of Warner-Lambert, Parke-Davis or any of Warner-Lambert's Affiliates (collectively, the "Warner-Lambert Name") in any manner whatsoever in connection with the manufacture, use, sale, promotion, advertising or distribution of the Product after the Closing Date, provided, however, Horizon may use the Inventory purchased from Warner-Lambert by Horizon hereunder bearing the Warner-Lambert Name (including inventory purchased under the Supply Agreement) for ten (10) months following the Closing Date or until such Inventory is depleted, whichever occurs first ("Final Inventory Sell Off Date"). Except as otherwise set forth in this Section 5.2 or in Section 5.3 hereof, Horizon shall have no right to use the Warner-Lambert Name without the prior written consent of Warner-Lambert.

         (b) Horizon hereby agrees that any Inventory purchased from Warner-Lambert hereunder and bearing the Warner-Lambert Name will be held, maintained and distributed in accordance with applicable pharmaceutical current good manufacturing practices, the Registrations, and all applicable laws. Warner-Lambert shall have no responsibility for costs and expenses associated with any recall of the Inventory on or after the Closing Date attributable to a determination by a governmental or regulatory authority that the use of the Warner-Lambert Name on such Inventory would constitute misbranding within the meaning of the Federal Food, Drug, and Cosmetic Act.

         5.3 USE OF PROMOTIONAL MATERIALS. From the Closing Date until the Final Inventory Sell Off Date, Horizon shall have the right, subject to Warner-Lambert's prior written consent, to apply the Warner-Lambert Name on any new promotional materials (including, but not limited to, journal ads, convention materials, sales aids, and medical education materials) for the Product. Horizon shall submit such promotional materials in final form, together will all data and documentation required to support any claims made therein, to Warner-Lambert's regulatory group which shall determine, within ten (10) Business Days after receipt, whether to grant written consent to use such promotional materials. Horizon shall have no other right to use the Warner-Lambert Name other than as set forth herein and in Section 5.2 above. Horizon agrees that after the Final Inventory Sell Off Date all promotional materials containing the Warner-Lambert Name shall be destroyed at Horizon's sole cost and expense. Use of the Warner-Lambert Name on promotional materials by Horizon shall be at Horizon's risk.

         5.4      PRODUCT REGULATORY OBLIGATIONS.

                  5.4.1. FDA Contacts. On and after the Closing Date, Horizon shall be responsible for all contacts with the FDA and other regulatory authorities in the Territory with respect to the Product, and all other responsibilities under the Registrations; provided that either party shall notify the other party immediately, and in no event later than (A) forty-eight (48) hours after receipt of any contact or communication from the FDA or any other governmental or regulatory authority in the Territory and (B) five (5) Business Days after receipt of any contact or communication with any other third party in the Territory, that in either case, in any way requests or suggests the need for a recall or withdrawal of a lot of Product manufactured by or on behalf of Warner-Lambert or otherwise calls into question the quality or safety of such a Product lot. Horizon shall be responsible for investigating any such request or suggestion and for any communications with any governmental or regulatory authority in the Territory relating thereto; provided that Horizon shall comply with all reasonable requests by Warner-Lambert.

                  5.4.2. Customer Complaints. Horizon shall be solely responsible for responding to any Product complaint received on or after the Closing Date concerning Product lots sold in the Territory. Each party shall notify the other in the event that such a party receives a report of a Product complaint relating to a Product lot manufactured by or on behalf of Warner-Lambert. The complaint recipient shall use all reasonable efforts to provide such notice to the other party within forty-eight (48) hours if the complaint involves allegations of suspected or actual product tampering, contamination or mislabeling, and shall provide such notice to the other party within five (5) Business Days in the case of all other complaints. Horizon shall be responsible for investigating all such Product complaints and responding to the complainant, provided each party shall comply with all reasonable requests from the other in connection therewith.

                  5.4.3. Adverse Event Reporting. On and after the Closing Date, each party shall have a continuing obligation to notify the other party of any adverse drug experience reported to such party arising from or in connection with the use of the Product. This notification shall occur within seventy-two
(72) hours for an unexpected fatal or life-threatening serious adverse drug experience (as defined in 21 CFR 312.32) associated with the Product and arising during clinical trials. For post-marketing adverse drug experience reports, the parties agree as follows:

         (i) Warner-Lambert shall report to Horizon all adverse drug experiences arising in the Territory and all serious adverse drug experience reports arising outside the Territory within five (5) Business Days after the time such report becomes known to any employee, agent or Affiliate of Warner-Lambert. All other post-marketing adverse drug experience reports for the Product shall be reported to Horizon by Warner-Lambert on a rolling fifteen (15)-day basis.

         (ii) Horizon shall report to Warner-Lambert all serious adverse drug experience reports for the Product within five (5) Business Days after the time such report becomes known to any employee, agent or Affiliate of Horizon and all other adverse drug experience reports for the Product on a rolling fifteen
                  (15)-day basis.

All notifications pursuant to this paragraph shall be by fax or e-mail at such numbers (or e-mail addresses) agreed upon by the parties' respective drug safety organizations. Horizon shall have sole responsibility to investigate such adverse experience reports arising in the Territory and for reporting such reports to governmental and regulatory authorities in the Territory. Warner-Lambert shall have sole responsibility for investigating such adverse experience reports arising outside the Territory and for reporting such reports to applicable governmental and regulatory authorities outside the Territory. Except as otherwise stated above, the terms

"adverse drug experience" and "serious adverse drug experience" used in this paragraph shall have the meanings set forth in 21 CFR 314.80.

The parties shall use reasonable efforts to enter into a separate drug safety sharing agreement describing the procedures and other logistics to implement the provisions in this Section 5.4 within ninety (90) days after execution of this Agreement.

                  5.4.4 Assistance with Regulatory Obligations Transfer. For a period of up to sixty (60) days following the Closing Date, Warner-Lambert agrees to provide assistance and cooperation reasonably requested by Horizon in connection with the transfer of the Registrations to Horizon.

         5.5 PAYMENT OF TRANSACTION EXPENSES. All sales taxes, use taxes, transfer taxes, filing fees (including trademark assignment fees) and similar taxes, fees, charges and expenses (excluding any taxes arising from income or gains earned by Warner-Lambert) required to be paid in connection with the sale of the Assets to Horizon will be borne and paid by Horizon. All legal fees and other expenses incurred on behalf of Warner-Lambert in connection with the negotiation of this Agreement will be borne by Warner-Lambert; and all legal fees and other expenses incurred on behalf of Horizon in connection with the negotiation of this Agreement will be borne by Horizon.

         5.6 ACCESS TO WARNER-LAMBERT RECORDS. To the extent required by the Securities and Exchange Commission in connection with an initial public offering of or other financing for Horizon and upon five (5) Business Days' prior written notice from Horizon, Warner-Lambert agrees to provide Horizon and up to two (2) employees of an independent accounting firm designated by Horizon with reasonable access to financial records pertaining to the Product covering a period ending not more than three (3) years prior to the date of such request. Prior to granting any access to such records, the designated accounting firm shall first agree not to disclose any confidential information contained in such financial records. Horizon shall pay all costs and expenses in connection with the review of such financial records.

         5.7 LIMITATION ON TRANSFER. Horizon hereby agrees that until such time as Horizon has discharged all its payment obligations hereunder, it shall not convey, sell, assign, transfer, license or otherwise dispose of any of the Assets (other than Inventory in the ordinary course of business) without the prior written consent of Warner-Lambert, which consent shall not be unreasonably withheld, provided, that Horizon shall have the right to assign its rights and obligations under this Agreement to any third party successor to all or substantially all of its entire business. Warner-Lambert will respond to such written request for transfer of the Assets within forty-five (45) days after receipt of such written request from Horizon.

         5.8 CONFIDENTIALITY. For a period of five (5) years from the Closing Date, each party shall hold in confidence and use its best efforts to have all of their respective Affiliates and representatives hold in confidence all confidential information of the other party, and, except as contemplated by this Agreement, shall not disclose, publish, use or permit others to use the same; provided, however, that the foregoing restriction shall not apply to any portion of the foregoing which was or becomes available on a non-confidential basis to the other party or when such disclosure is required by a governmental or regulatory authority or is otherwise required by law or is necessary in order to establish rights under this Agreement or any other agreements referred to herein. In the event the transaction contemplated hereby is not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is providing, financing to such party and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its representatives, provided, however, that each party shall be entitled to keep one archival copy of such confidential documents and information and related materials solely as evidence of what was redelivered and destroyed hereunder, and for no other purpose.

         5.9 TECHNICAL TRANSFER. Subsequent to the Closing Date, Warner-Lambert agrees to provide the technical support, to the extent possible, set forth on Exhibit 5.9 attached hereto. Horizon shall pay to Warner-Lambert the amounts set forth on Exhibit 5.9 for all technical support provided by Warner-Lambert. In addition, the parties agree to use their best efforts to agree upon a systems transfer plan within thirty (30) days after the Closing Date.

         5.10 FURTHER ASSURANCES. Warner-Lambert, at any time after the Closing Date, at the request of Horizon and at Horizon's sole expense, shall execute, acknowledge and deliver any further assignments, and other assurances, documents and instruments of transfer that may be reasonably necessary for the purpose of assigning and granting to Horizon all Assets to be conveyed pursuant to this Agreement.

         5.11 THIRD PARTY CONSENTS. To the extent that any Managed Care Contract is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Warner-Lambert and Horizon shall use their commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Managed Care Contract to Horizon in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Warner-Lambert shall cooperate with Horizon in any reasonable arrangement designed to provide for Horizon the benefits intended to be assigned to Horizon under the relevant Managed Care Contract, including enforcement at the cost and for the account of Horizon of any and all right of Warner-Lambert or any of its Affiliates against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Horizon shall have no obligation pursuant to
Section 1.3 or otherwise with respect to any such Managed Care Contract. The provisions of this Section 5.11 shall not affect the right of Horizon not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 3.7 has not been fulfilled.

         5.12 NOTIFICATION TO THE TRADE. The parties shall each use their best efforts to notify Warner-Lambert's customers of the sale of the Product to Horizon within three (3) Business Days after the Closing Date.

                                    ARTICLE 6

                            COVENANTS OF THE PARTIES

         6.1 COVENANTS OF WARNER-LAMBERT. Warner-Lambert covenants and agrees with Horizon that, at all times from and after the date hereof until the Closing, Warner-Lambert will comply with all covenants and provisions of this
Section 6.1, except to the extent Horizon may otherwise consent in writing.

                  6.1.1 Investigation by Horizon. Warner-Lambert will provide Horizon and its Representatives with full access, upon reasonable prior notice and during normal business hours, to the officers, employees and agents of Warner-Lambert who have any responsibility for the conduct of the Business, to Warner-Lambert's accountants and to the Assets.

                  6.1.2 Conduct of Business. Warner-Lambert will operate the Business only in the ordinary course, consistent with past practice.

                  6.1.3 Fulfillment of Conditions. Warner-Lambert will execute and deliver at the Closing each operative agreement that Warner-Lambert is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Horizon contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

         6.2 COVENANTS OF HORIZON. Horizon covenants and agrees with Warner-Lambert that, at all times from and after the date hereof until the Closing, Horizon will comply with all covenants and provisions of this Section 6.2, except to the extent Warner-Lambert may otherwise consent in writing.

                  6.2.1 Fulfillment of Conditions. Horizon will execute and deliver at the Closing each operative agreement that Horizon is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Warner-Lambert contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.


                                    ARTICLE 7

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

         7.1 CONDITIONS TO OBLIGATIONS OF HORIZON. The obligations of Horizon hereunder to purchase the Assets and to assume and pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Horizon in its sole discretion):

                  7.1.1 Representations and Warranties. The representations and warranties made by Warner-Lambert in this Agreement, taken as a whole, shall be true and correct, in all material respects, on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

                  7.1.2 Performance. Warner-Lambert shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Warner-Lambert at or before the Closing.

                  7.1.3 Orders and Laws. There shall not be in effect on the Closing Date any order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the operative agreements.

                  7.1.4 Deliveries. Warner-Lambert shall have delivered to Horizon an Assignment, Assumption and Bill of Sale in the form of Exhibit 7.1.4(a) (the "Assignment, Assumption and Bill of Sale"), a Trademark assignment in the form of Exhibit 7.1.4(b) and except as otherwise provided herein, such other documents and instruments as may be necessary to completely sell, convey, assign, grant, transfer and deliver the Assets to Horizon.

                  7.1.5 Supply Agreement. Warner-Lambert shall have delivered to Horizon a manufacturing and supply agreement between Warner-Lambert or its Affiliate and Horizon in the form of Exhibit 7.1.5 (the "Supply Agreement").

                  7.1.6. Warner-Lambert Assignment Letters. Warner-Lambert shall have delivered to Horizon letters from Warner-Lambert to the FDA, transferring all rights and responsibilities under the Registrations to Horizon, in form reasonably satisfactory to counsel for Horizon (the "Warner-Lambert Assignment Letters").

         7.2 CONDITIONS TO OBLIGATIONS OF WARNER-LAMBERT. The obligations of Warner-Lambert hereunder to sell or cause the Selling Affiliates to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Warner-Lambert in its sole discretion):

                  7.2.1 Representations and Warranties. The representations and warranties made by Horizon in this Agreement, taken as a whole, shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

                  7.2.2 Performance. Horizon shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Horizon at or before the Closing.

                  7.2.3 Orders and Laws. There shall not be in effect on the Closing Date any order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the operative agreements.

                  7.2.4 Deliveries. Horizon shall have delivered to Warner-Lambert the Assignment, Assumption and Bill of Sale and except as otherwise provided herein, such other documents and instruments as may be necessary to completely sell, convey, assign, grant, transfer and deliver the Assets to Horizon.

                  7.2.5 Supply Agreement. Horizon shall have delivered to Warner-Lambert the Supply Agreement.

                  7.2.6. Horizon Assumption Letters. Horizon shall have delivered to Warner-Lambert letters from Horizon to the FDA assuming all rights and responsibilities under the Registrations, in form reasonably satisfactory to counsel for Warner-Lambert (the "Horizon Assumption Letters").


                                    ARTICLE 8

                                     GENERAL

         8.1 ASSIGNMENT. Until such time as Horizon has discharged all its payment obligations hereunder, this Agreement may not be assigned by Horizon without the prior written consent of Warner-Lambert; provided, that Horizon shall have the right to assign its rights and obligations under this Agreement to any third party successor to all or substantially all of its entire business. Warner-Lambert will respond to Horizon's written request for assignment within forty-five (45) days after receipt of such written request from Horizon. This Agreement will be binding upon and will inure to the benefit of permitted assigns and successors. Notwithstanding anything to the contrary in this Section 8.1, Horizon may sublicense the Assets to a third party manufacturer to the extent and only to the extent necessary to manufacture the Product for Horizon.

         8.2 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged, or upon the next Business Day following receipt of telex or telecopy transmission, or upon the third day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below:

         (a)      If to Warner-Lambert:

                  Warner-Lambert Company
                  201 Tabor Road
                  Morris Plains, New Jersey 07950
                  Attn: President, Pharmaceutical Sector
                  Fax: 973-385-4009

                  with a copy to:

                  Warner-Lambert Company
                  201 Tabor Road
                  Morris Plains, New Jersey 07950
                  Attn: Senior Vice President and General Counsel
                  Fax: 973-385-3927

         (b)      If to Horizon:

                  First Horizon Pharmaceutical Corporation
                  660 Hembree Parkway, Suite 106
                  Roswell, Georgia  30076
                  Attn:  Vice President, Corporate Development
                  Fax: (770) 442-9594

                  with a copy to:

                  First Horizon Pharmaceutical Corporation
                  660 Hembree Parkway, Suite 106
                  Roswell, Georgia  30076
                  Attn:  Legal Counsel
                  Fax:  (770) 442-9594

Any party may alter the addresses to which communications or copies are to be sent by giving, notice of such change of address in conformity with the provisions of this Section for giving notice.

         8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Warner-Lambert in this Agreement shall survive from the Closing Date for a period of two (2) years and terminate thereafter. All indemnification provisions made by the parties hereto under this Agreement shall survive indefinitely.

         8.4 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

         8.5 HEADINGS. Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such paragraph, or in any way affect this Agreement.

         8.6 NO WAIVER. No term or provisions hereof shall be deemed waived, and no breach excused, unless such waiver or consent is in writing and signed by the party claimed to have waived or consented. The waiver by any party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

         8.7 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement should be construed to create a partnership, agency, joint venture or employer-employee relationship. None of the parties has the authority to assume or create any obligation, express or implied, on behalf of any other party.

         8.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York. Each party hereby consents to the personal jurisdiction of the state and federal courts located in New York.

         8.9 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including all Exhibits and Schedules hereto (which Exhibits and Schedules are hereby incorporated into and made a part of this Agreement), and the additional documents required to be delivered on the Closing Date, constitute the final, complete and exclusive agreement among the parties with respect to the subject matter hereof and supersede any previous proposals, negotiations, agreements, arrangements or warranties, whether verbal or written, made among the parties with respect to such subject matter. This Agreement may be amended or modified only by mutual agreement in writing of the authorized representatives of the parties.

         8.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof shall bear the signatures of all parties indicated as signatories hereto.

         8.11 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

         8.12 PUBLIC ANNOUNCEMENTS. Warner-Lambert and Horizon will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other persons or entities with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, which consent shall not be unreasonably withheld. If any party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such parties, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Warner-Lambert and Horizon will also obtain the other parties' prior approval of any press release to be issued immediately following the Closing Date announcing the consummation of the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    WARNER-LAMBERT COMPANY




                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:



                                    FIRST HORIZON PHARMACEUTICAL CORPORATION



                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A

                                     PRODUCT




Ponstel

                                  EXHIBIT 1.1.1

                           FINISHED PRODUCT INVENTORY




         Item                                                 Quantity
-------------------------------------------------------------------------------
71-540-24 Ponstel 250mg 100's                        16,339 Bottles of 100's

                                  EXHIBIT 1.1.2

                                   TRADEMARKS


             Registration                 Renewal
Trademarks      Number        Country       Date             Owner
----------      ------        -------       ----             -----
Ponstel          838249         USA       11/07/2007     Warner-Lambert Company
Ponstel          25773        Puerto      9/06/2004      Warner-Lambert Company
                               Rico

                                  EXHIBIT 1.1.3

                              REGULATORY APPROVALS



The following NDA relating to the Product:


                              NDA # 15-034 Ponstel

                                  EXHIBIT 2.4.2

                                 PROMISSORY NOTE




US$3,500,000.00
                                                                  April 14, 2000
                                                       Morris Plains, New Jersey

                  FOR VALUE RECEIVED, the undersigned, First Horizon Pharmaceutical Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Warner-Lambert Company, a Delaware corporation (the "Lender"), in accordance with the terms hereof, in lawful money of the United States, the principal sum of Three Million Five Hundred Thousand Dollars (US$3,500,000.00). The unpaid principal amount of this Note shall be payable by the Borrower in full, on the earliest of (i) three (3) Business Days following signing of a definitive asset purchase agreement by Lender and a party other than Borrower regarding Lender's Cognex business, (ii) three (3) Business Days following the date on which Borrower notifies Lender that it does not intend to purchase Lender's Cognex business, (iii) June 1, 2000, in the event that Borrower has not purchased Lender's Cognex business by such date, other than due to a delay in receiving clearance from the Federal Trade Commission to proceed with the purchase of the Cognex business, (iv) three (3) Business Days following the date on which a definitive agreement between Borrower and Lender for the Cognex Business is terminated, (v) three (3) Business Days following the date of the initial public offering of the Borrower and (vi) November 30, 2000. As used herein, "Business Day" means a day during which banks are generally open for business in New York.

                  The outstanding principal of this Note, shall be payable by wire transfer of funds, to the account of the holder of this Note at such financial institution as such holder designates in writing or, if requested by such holder, by check payable to the holder of this Note mailed to the address of such holder as set forth on the records of the Borrower or such other address as shall be designated in writing by the holder of this Note to the Borrower.

                  Notwithstanding the foregoing, in the event that (i) the Borrower shall fail to pay any amount of principal when due hereunder, or (ii) the Borrower shall become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors, or apply for or consent to the appointment of a trustee, examiner, liquidator or receiver for the Borrower or for a substantial part of the Borrower's property or business, or fail to obtain the discharge within thirty (30) days of a trustee, examiner, liquidator or receiver appointed for the Borrower or for a substantial part of Borrower's property or business, the Lender at its option may declare the unpaid principal amount of this Note and any other amount due hereunder, immediately due and payable.

                  Whenever any payment under this Note shall be due on a day which is not a Business Day, such payment shall be due on the first Business Day thereafter.

                  This Note may be paid or prepaid at any time in whole or in part without premium or penalty.

                  No delay by the Lender in exercising any power or right in connection herewith shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right in connection herewith or otherwise; and no waiver whatever or modification of the terms hereof shall be valid unless set forth in writing by the Lender and then only to the extent set forth therein.

                  The Borrower may not assign or otherwise transfer any of its rights or obligations under this Note without the consent of the Lender, and this Note shall be binding upon the Borrower and its successors and permitted assigns. The Lender may assign or otherwise transfer all or any part of its rights under this Note without the consent of the Borrower, and this Note shall inure to the benefit of the Lender and its successors and assigns.

                  This Note shall be construed in accordance with and governed by the laws of the State of New York.

                  IN WITNESS THEREOF, the undersigned has caused this Note to be executed and delivered by a duly authorized officer as of the date first above written.

                                              FIRST HORIZON PHARMACEUTICAL
                                              CORPORATION


                                              By:
                                                 ------------------------------

                                                                    EXHIBIT 3.10


[****]-CONFIDENTIAL TREATMENT REQUESTED

                             MANAGED CARE CUSTOMERS

PARKE-DAVIS
PONSTEL CONTRACTS
--------------------
ALPHA LISTING

----------------------------------------------------------------------------------------------------------------------------------
                                                    Renewal/       Current        Rights to
                                                  Term. Rights Rebate/  Contract    Change     Assign.   Primary   Admin.
Name      Contact Person Type  Phone Number Term  Both Parties Discount   Price   Price/Rebate Rights   Wholesaler  Fee     Amend.
----------------------------------------------------------------------------------------------------------------------------------
[****]

**[****]

EXHIBIT 5.9
[****]-CONFIDENTIAL TREATMENT REQUESTED

                               TECHNICAL TRANSFER

MEFENAMIC ACID--API PROCESS
PARKE-DAVIS, HOLLAND, MI PLANT

The follow list details the level of support that Parke-Davis, Holland staff would provide for the technical transfer of the process used to manufacture this active pharmaceutical ingredient.

1. A secrecy agreement would have to be in effect for all parties (including Horizon and any third party manufacturer of Horizon) prior to the visit to the Holland Plant site.
2. All technical transfer meetings and process observation would take place at the Holland, Michigan plant site during the full scale production batch. It will not be possible to provide any support at the customer's facility.
3. Since equipment availability is quite limited, the production batch would be run around the clock in a manner which most efficiently utilizes plant resources. The entire effort is expected to take between 1 1/2, and 3 weeks to complete.
4. A production Area Manager and a Chemical Services Chemist will be assigned to the customer's team during the technical transfer batch.
5. One eight hour day will be devoted to a process review with the Manufacturing Area Manager and the Chemical Services Chemist the day before the Q1 2000 batch is started.
6. No Parke-Davis documents may be copied/scanned for this transfer, but batch records, analytical workcards and raw material specifications will be available to the customer team for reading. The customer will of course be allowed to take as many notes as needed while on site.
7. An analyst experienced in this product testing will be made available for a separate eight-hour meeting to review testing procedures and experience for this product.
8. Actual in-process and final testing of this product may be observed by the customer in Parke-Davis' laboratory. This testing will take place at varying times of the day or night to accommodate other production schedules at the plant.
9. The technology transfer would not include any validation work in Manufacturing, Quality Assurance or Quality Control, just one production batch from start to finish.
10. The standard yield of a Mefenamic Acid USP lot is [****]. Customer agrees to purchase all of the approved Mefenamic Acid in Parke-Davis, Holland's inventory after the demonstration lot is complete, at a price of $[****].
11. The cost for technical support from Manufacturing, Chemical Services and Analytical would come to $[****] for on-site support during the demonstration batch.


SOLID DOSAGE PROCESS
PARKE-DAVIS, LITITZ, PA PLANT

The follow list details the level of support that Parke-Davis, Lititz staff would provide for the technical transfer of the process used to manufacture this solid dosage of Ponstel.

1. Horizon, Warner-Lambert and any third party manufacturer of Horizon shall execute a Nondisclosure Agreement prior to visiting the Lititz Plant.

2. All technical transfer meetings will take place in Lititz at the Parke-Davis production facility. No support shall be provided at the purchaser's facility or any other facility designated by Purchaser.
3. Lititz Materials Management will provide dates when production can be observed.
4. One man week of Pharm Tech transfer service will be provided at the Lititz manufacturing site.
5. Validation reports for process, packaging and cleaning will be made available when the production process is observed.
6. Analytical Procedures will be provided for all raw materials and the finished product.
7. Material specifications will be provided for all raw materials and packaging supplies.
8. Provision of the technical transfer service outlined above will be subject to a schedule prepared by Warner-Lambert.
9. The cost for technical support provided by Lititz as outlined above will be $12,000.

                                EXHIBIT 7.1.4(A)

                     ASSIGNMENT, ASSUMPTION AND BILL OF SALE


                   THIS GENERAL ASSIGNMENT, ASSUMPTION AND BILL OF SALE is entered into this 14th day of April, 2000, by and among FIRST HORIZON PHARMACEUTICAL CORPORATION, a Delaware corporation ("Horizon"), and WARNER-LAMBERT COMPANY, a Delaware corporation ("Warner-Lambert").

                   WHEREAS, Horizon and Warner-Lambert have entered into a Asset Purchase Agreement, dated as of April 10, 2000 (the "Asset Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement), pursuant to which Warner-Lambert has agreed to sell to Horizon and Horizon has agreed to purchase from Warner-Lambert certain of the assets of Warner-Lambert relating to the Product and Horizon has agreed, in consideration therefor, to assume certain obligations in connection therewith;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Conveyance and Acceptance. (a) Warner-Lambert hereby irrevocably sell, assign, and transfer to Horizon, free and clear of all liens, all of Warner-Lambert's right, title and interest in the Assets and Assumed Liabilities, other than the Retained Liabilities, as the same shall exist on the date hereof (collectively, the "Assigned Assets").

         (b) Horizon hereby accepts the sale, assignment and transfer of the Assigned Assets.

         2. Further Assurances. (a) At any time or from time to time after the date hereof, at Horizon's request and without further consideration, Warner-Lambert shall execute and deliver to Horizon such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Horizon may reasonably deem necessary or desirable in order more effectively to sell, assign and transfer to Horizon and to confirm Horizon's title to, all of the Assigned Assets, and, to the fullest extent permitted by law, to put Horizon in actual possession and operating control of the Assigned Assets and to assist Horizon in exercising all rights with respect thereto.

         (b) Warner-Lambert hereby constitutes and appoints Horizon the true and lawful attorney of Warner-Lambert, with full power of substitution, in the name of Warner-Lambert or Horizon, but on behalf of and for the benefit of
Horizon: (i) to demand and receive from time to time any and all of the Assigned Assets and to make endorsements and give receipts and releases for and in respect to the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions that Horizon may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assigned Assets; (iii) to defend or compromise any and all Actions in respect of any of the Assigned Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Horizon shall deem desirable. Warner-Lambert hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Horizon shall indemnify and hold harmless Warner-Lambert and its officers, directors, employees, agents and Affiliates from any and all Losses caused by or arising out of any breach of law by Horizon in its exercise of the aforesaid powers.

         3. Assumption of Liabilities. (a) Horizon hereby undertakes and agrees from and after the date hereof, subject to the limitations contained herein, to assume and to pay, perform and discharge when due the Assumed Liabilities.

                  (b) Nothing contained herein shall require Horizon to pay or discharge any debts or obligations expressly assumed hereby so long; as Horizon shall in good faith contest or cause to be contested the amount or validity thereof.

                  (c) Other than as specifically stated above or in the Asset Purchase Agreement, Horizon assumes no debt, liability or obligation of Warner-Lambert, including without limitation the Retained Liabilities, by this General Assignment, Assumption and Bill of Sale, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereby by Horizon shall remain the sole obligation of Warner-Lambert, its successors and assigns.

                  (d) No person other than the Warner-Lambert and its respective successors and assigns shall have any rights under the provisions of this Section 3.

         4. Miscellaneous. (a) This General Assignment, Assumption and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (b) This General Assignment, Assumption and Bill of Sale shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to a contract executed in that State.

                  (c) This General Assignment, Assumption and Bill of Sale shall be binding upon and shall inure to the benefit of permitted assigns and successors.


                  IN WITNESS WHEREOF, this General Assignment, Assumption and Bill of Sale has been duly executed and delivered by a duly authorized officer of each party on the day and year first above written.

                                   FIRST HORIZON PHARMACEUTICALS CORPORATION


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:

                                   WARNER-LAMBERT COMPANY

                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:

                                EXHIBIT 7.1.4(B)

                              TRADEMARK ASSIGNMENT



WHEREAS, WARNER-LAMBERT COMPANY, a corporation organized and existing under the laws of the state of Delaware, with an office and place of business at 201 Tabor Road, Morris Plains, New Jersey 07950, is the owner of the trademark Ponstel with Registration Numbers _______ (the "Trademark"), and

WHEREAS, FIRST HORIZON PHARMACEUTICAL CORPORATION, a corporation organized and existing under the laws of Delaware, with an office and place of business at 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076, pursuant to an Asset Purchase Agreement dated April __, 2000 among said parties, is desirous of acquiring all rights, title and interest in and to the Trademark, including the goodwill associated therewith;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, said WARNER-LAMBERT COMPANY hereby assigns to said FIRST HORIZON PHARMACEUTICAL CORPORATION all rights, title and interest in the Trademark and the goodwill associated therewith.


                                             WARNER-LAMBERT COMPANY



                                             ----------------------------------
                                             Name:
                                             Title:
                                             Date: